SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 15, 2003
                                                          ---------------




                              LIZ CLAIBORNE, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                   001-10689               13-2842791
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)                File Number)        Identification Number)


1441 Broadway, New York, New York                                   10018
----------------------------------------                          ---------
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 626-3500


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 7(C). EXHIBITS

99.1   Notice to Directors and Section 16 Officers, dated August 15, 2003


ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFITS
PLAN

On August 11, 2003, Liz Claiborne, Inc. (the "Company") received the notice required under Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 with regards to blackout periods under the Liz Claiborne, Inc. 401(k) Savings and Profit Sharing Plan (the "Savings Plan Blackout Period").

On August 15, 2003, the Company sent a notice to its Directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them that the Savings Plan Blackout Period is expected to be in effect beginning 4:00 p.m. (Eastern Time) on Tuesday, September 16, 2003 and ending during the week of October 19, 2003, restricting them from transferring equity securities of the Company during such period. The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002. A copy of the notice sent to Directors and Section 16 reporting officers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

During the Savings Plan Blackout Period, and for a two year period after the end of such Period, a security holder or other interested person may obtain, without charge, the actual start and end dates of the Savings Plan Blackout Period by contacting the Secretary of Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, (201) 295-7837.












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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LIZ CLAIBORNE, INC.


Dated:   August 15, 2003      By:     /s/ Nicholas Rubino
                                      ---------------------------------
                              Name:   Nicholas Rubino
                              Title:  Vice President-Deputy General Counsel and
                                      Secretary













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                                  EXHIBIT INDEX




Exhibit No.   Description
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99.1          Notice to Directors and Section 16 Officers, dated August 15, 2003
















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